UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2023

CYCLO THERAPEUTICS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32653
(Address of Principal Executive Offices)	(zip code)

386-418-8060
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities.

On May 2, 2023, Cyclo Therapeutics, Inc. (the “Company”), completed the private placement of its securities to Rafael Holdings, Inc., a Delaware corporation (NYSE: RFL), pursuant to a Securities Purchase Agreement between the Company and Rafael Holdings (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Rafael Holdings purchased 2,514,970 shares of common stock (the “Shares”), and a warrant to purchase an additional 2,514,970 shares of common (the “Warrant”), for an aggregate purchase price of $2,100,000. The Warrant has an exercise price of $0.71 per share, and will not be exercisable until the Company has obtained the approval of its shareholders to the exercise of the Warrant in accordance with Listing Rules 5635(b) and 5635(d) of The Nasdaq Stock Market, Inc. Following the date of such approval, the Warrant will be exercisable for a period of seven years.

Pursuant to the Purchase Agreement, the Company (i) entered into a Registration Rights Agreement with Rafael Holdings (the “Registration Rights Agreement”), requiring the Company to file a registration statement with the Securities and Exchange Commission to register the resale of the Shares and shares of common stock underlying the Warrants, upon the request of Rafael Holdings, and (ii) agreed to appoint William Conkling, the CEO of Rafael Holdings, to the Company’s Board of Directors, and to nominate him to serve as a director of the Company in connection with the Company’s solicitation of proxies for the Company’s next Annual Meeting of Shareholders.

The sale of securities in the private placement was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

The information set forth above is qualified in its entirety by reference to the actual terms of the Purchase Agreement, the Warrant, and the Registration Rights Agreement, which have been filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2023, the Board of Directors of the Company appointed William Conkling to serve as director of the Company pursuant to the Purchase Agreement. Other than as provided above, there are no related party transactions between the Company and Mr. Conkling that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit 4.1	Warrant, dated May 2, 2023, issued by Cyclo Therapeutics, Inc. to Rafael Holdings, Inc.

Exhibit 10.1	Securities Purchase Agreement, dated as of May 2, 2023, between Cyclo Therapeutics, Inc. and Rafael Holdings, Inc.

Exhibit 10.2	Registration Rights Agreement, dated as of May 2, 2023, between Cyclo Therapeutics, Inc. and Rafael Holdings, Inc.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc.

Date: May 4, 2023

By: /s/ N. Scott Fine
N. Scott Fine
Chief Executive Officer